UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2012

Roomlinx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11101 W 120th Avenue, Suite 200, Broomfield, Colorado 80021
(Address of Principal Executive Offices) (Zip Code)

303-544-1111
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2012, the Board of Directors of Roomlinx, Inc., a Nevada corporation (the “Company”), determined to grant options to certain employees to purchase an aggregate of 157,250 shares of Roomlinx Common Stock in connection with the Company’s 2012 employee bonus plan, including the grant of 60,000 options to Michael S. Wasik, Chief Executive Officer and Chairman of the Board of Directors of the Company, and 6,250 options to Anthony DiPaolo, Chief Financial Officer and Principal Accounting Officer of the Company.  The options were granted at an exercise price of $2.00 per share, representing the closing price of the Roomlinx Common Stock on December 27, 2012.  The options will vest on the anniversary of the grant date ratably over a 3 year period and will expire at the end of day on the 7th anniversary of the grant date.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2012, in connection with the Master Services and Equipment Purchase Agreement (the “Master Services Agreement”) entered into with Hyatt Corporation (“Hyatt”), the Company granted options to purchase an aggregate of 500,000 shares of Roomlinx Common Stock, including the grant of 117,500 options to Mr. Wasik (the “Hyatt Options”).  The Hyatt Options were granted at an exercise price of $4.00 per share, the closing price on the original date of the grant, and vest on each anniversary of the grant date ratably over a three (3) year period, subject to certain performance metrics determined by the Roomlinx Board of Directors relating to the rollout of Roomlinx’s iTV system in Hyatt hotel rooms pursuant to the Master Services Agreement.  At the Board meeting held on December 27, 2012, the Board determined to reduce the exercise price of all of the Hyatt Options from $4.00 per share to $2.10 per share (the closing price on December 27, 2012 was $2.00 per share).  The Board also clarified that in the event the performance metrics with respect to the Hyatt Options are exceeded in any year, the excess will be credited on a going-forward basis towards measurement of the performance metrics in the following year.

In addition, at the Board meeting held on December 27, 2012, the Board determined, subject to stockholder approval, to amend the Company’s Long Term Incentive Plan to (1) increase the number of shares available for issuance under the Long Term Incentive Plan from 1,200,000 to 2,000,000, and (2) remove the provision from the Roomlinx Long Term Incentive Plan which provided that any shares that are surrendered to or withheld by the Company in connection with any award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

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At the Board meeting held on December 27, 2012, the Board also determined to compensate its non-employee directors by issuing restricted stock having a fair market value of $12,000 per annum.  Members of the Audit Committee are to receive additional shares of restricted stock having a fair market value of $4,000 and the chairman of the Audit Committee is to receive further compensation in the form of restricted stock having a fair market value of an additional $4,000.  In connection with such awards, the Company entered into Restricted Stock Agreements with its three non-employee directors of the Company: Jay Coppoletta, Erin Lydon and Carl Vertuca, Jr.  The Restricted Stock Agreements were entered into on January 1, 2013.  The shares were granted at an exercise price of $2.00 per share, which was determined based on the closing price of the Company’s shares on December 27, 2012.  Mr. Coppoletta was awarded 6,000 shares of Common Stock.  Ms. Lydon, a director of the Company and a member of the Audit Committee, was awarded 8,000 shares of common stock.  Mr. Vertuca, a director of the Company and chairman of the Audit Committee, was awarded 10,000 shares of common stock.  The shares vest in equal installments on August 27, 2013, August 27, 2014 and August 27, 2015, subject to acceleration upon the occurrence of a change in control with respect to the Company.  The foregoing description does not purport to be complete, and is qualified in its entirety by reference to the full text of the form of Restricted Stock Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

	Exhibit	Description of Exhibit

	10.1	Form of Restricted Stock Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2013

ROOMLINX INC.

	By:	/s/ Michael S. Wasik
Michael S. Wasik
President and Chief Executive Officer

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